Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Third Quarter 2017 Financial Results

Updates Full Year 2017 Guidance, Including Acquisition of Senior Whole Health

Scottsdale, Ariz. – November 1, 2017 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the third quarter ended September 30, 2017, as summarized below:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(In millions, except per share results)	2017	2016	Chg	2017	2016	Chg
Net revenue	$1,419.4	$1,292.1	9.9%	$4,144.2	$3,573.5	16.0%
Net income	$32.5	$25.5	27.5%	$55.7	$42.7	30.4%
Segment profit (1)	$87.7	$82.8	5.9%	$211.9	$199.6	6.2%
Adjusted net income (1)	$40.4	$33.3	21.3%	$80.6	$67.1	20.1%
Per share results:
Earnings per share	$1.32	$1.06	24.5%	$2.30	$1.75	31.4%
Adjusted earnings per share (1)	$1.64	$1.39	18.0%	$3.33	$2.76	20.7%

(1)	Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue increased 10 percent over the third quarter of 2016 to $1.4 billion.
•	Net income increased 28 percent over the third quarter of 2016 to $32.5 million.
•	Segment profit increased 6 percent over the third quarter of 2016 to $87.7 million.
•	Adjusted net income increased 21 percent over the third quarter of 2016 to $40.4 million.
•

Unrestricted cash and investments were $480.5 million as of September 30, 2017. Approximately $125.6 million of the unrestricted cash and investments related to excess capital and undistributed earnings held at regulated entities.

•

On September 25, 2017, the Company announced that it had completed a $400 million public offering priced at 99.8 percent and bearing interest at 4.40 percent maturing in 2024. In addition, the Company also completed a new $750 million senior unsecured credit agreement.

•

Through October 1, 2017, the Company launched in three initial regions in the Commonwealth Coordinated Care Plus Program in Virginia, and will phase-in membership in the remaining regions through January 1, 2018.

•	On October 31, 2017, the Company closed on its acquisition of Senior Whole Health.

“I am pleased with the closing of our acquisition of Senior Whole Health, a company focused on serving complex, high-risk populations providing both Medicare and Medicaid dual-eligible benefits in New York and Massachusetts,” said Barry M. Smith chairman and chief executive officer of Magellan Health.  “For the balance of the year, we will remain focused on the implementation of our Virginia program and the integration of Senior Whole Health.  Success in these major initiatives fuels future growth and fulfills our mission in leading humanity to healthy vibrant lives.”

Net Revenue

Net revenue for the third quarter of 2017 was $1.4 billion, which represents an increase of 10 percent over the same period in 2016. This increase was mainly driven by net business growth and the annualization of revenue from prior year acquisitions.

Segment Profit

Segment profit was $87.7 million for the third quarter of 2017, compared to $82.8 million in the prior year quarter.

•

Healthcare segment profit for the third quarter of 2017 was $57.6 million, which represents a decrease of 4 percent compared to the third quarter of 2016. This decrease is mainly due to the prior year quarter including $13 million of favorable out-of-period adjustments, partially off-set by improved results in the government healthcare business.

•

Pharmacy segment profit for the third quarter of 2017 was $38.7 million, which was an increase of 20 percent from the third quarter of 2016.  The increase was primarily due to PBM new business, improved margins, and earnings from the Veridicus acquisition which closed in December, 2016.

•

Corporate costs, inclusive of eliminations but excluding stock compensation expense, were $8.5 million versus $9.4 million during the third quarter of 2016. This decrease was the result of a decline in discretionary benefits.

Cash Flow & Balance Sheet

Cash flow from operations for the nine months ended September 30, 2017 was $112.7 million, as compared to cash flow used by operations of $7.6 million for the nine months ended September 30, 2016.  The prior year was impacted by the portion of the contingent consideration payments related to the CDMI acquisition that were recorded in cash flow from operations, and the initial build-up of Medicare Part D receivables.

As of September 30, 2017, the Company’s unrestricted cash and investments totaled $480.5 million versus $293.9 million at December 31, 2016. Approximately $125.6 million of the unrestricted cash and investments at September 30, 2017 related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments as of September 30, 2017 increased to $347.7 million versus $315.9 million at December 31, 2016. This variance was primarily due to growth in Magellan Complete Care of Florida and Magellan Complete Care of Virginia.

Outlook

The Company revised its 2017 full year guidance, including the impact of the acquisition of Senior Whole Health which closed on October 31, 2017.

The Company now estimates revenue in the range of $5.75 billion to $5.85 billion. Net Income for the full year 2017 is expected to be in the range of $100 million to $110 million with adjusted net income in the range of $133 million to $143 million. The full year 2017 segment profit guidance is expected to be in the range of $320 million to $330 million.

The Company now estimates cash flow from operations in the range of $210 million to $230 million.

The Company now expects fully diluted EPS to be between $4.10 and $4.51 and fully diluted adjusted EPS to be between $5.45 and $5.86, based on average fully diluted shares of 24.4 million. This updated fully diluted share count reflects share repurchases and option exercises through October 27, but excludes any potential future activity.

“We are updating our full year 2017 guidance to reflect the closing of the Senior Whole Health acquisition, lower segment profit in the Healthcare business and an improved effective tax rate,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “The change in the segment profit outlook reflects an updated view on the timing of corrective actions in commercial healthcare and delays in new business sales.”

	2017 Guidance		2017 Guidance
	Current		Prior (2)
(In millions, except per share results)	Low	High	Low	High
Net revenue	$5,750.0	$5,850.0	$5,795.0	$6,095.0
Net income	$100.0	$110.0	$90.0	$114.0
Segment profit (1)	$320.0	$330.0	$329.0	$349.0
Adjusted net income (1)	$133.0	$143.0	$123.0	$145.0
Cash flow from operations	$210.0	$230.0	$150.0	$182.0
Per share results:
Earnings per share	$4.10	$4.51	$3.72	$4.71
Adjusted earnings per share (1)	$5.45	$5.86	$5.08	$5.99

(1)	Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.
(2)	The Company noted in the second quarter earnings release that it expected to be at the lower end of its guidance ranges.

Earnings Conference Call

Management will discuss the Company’s third quarter results on a conference call scheduled for Wednesday, November 1, 2017 at 10 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through December 1, 2017. This replay may be accessed by dialing 1-800-704-0516 (domestic) or 1-203-369-3323 (international). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health

Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2017 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, cash flow from operations, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2017. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

###

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2016	September 30, 2017
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$304,508	$504,764
Accounts receivable, net	606,764	622,431
Short-term investments	297,493	312,902
Pharmaceutical inventory	58,995	48,941
Other current assets	51,507	52,896
Total Current Assets	1,319,267	1,541,934
Property and equipment, net	172,524	161,437
Long-term investments	7,760	10,575
Deferred income taxes	3,125	5,249
Other long-term assets	12,725	40,621
Goodwill	742,054	745,947
Other intangible assets, net	186,232	156,351
Total Assets	$2,443,687	$2,662,114

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$95,635	$66,530
Accrued liabilities	202,176	173,701
Short-term contingent consideration	9,354	8,875
Medical claims payable	184,136	213,692
Other medical liabilities	197,856	193,881
Current debt and capital lease obligations	403,693	19,231
Total Current Liabilities	1,092,850	675,910
Long-term debt and capital lease obligations	214,686	745,543
Tax contingencies	13,981	14,348
Long-term contingent consideration	1,799	615
Deferred credits and other long-term liabilities	15,882	18,290
Total Liabilities	1,339,198	1,454,706

Redeemable non-controlling interest	4,770	4,704
Stockholders’ Equity:
Ordinary common stock	520	527
Additional paid-in capital	1,186,283	1,248,993
Retained earnings	1,289,288	1,344,986
Accumulated other comprehensive loss	(175)	(148)
Ordinary common stock in treasury, at cost	(1,376,197)	(1,391,654)
Total Stockholders’ Equity	1,099,719	1,202,704
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders’ Equity	$2,443,687	$2,662,114

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Managed care and other	$751,589	$834,358	$2,127,911	$2,385,397
PBM and dispensing	540,543	585,048	1,445,588	1,758,771
Total net revenue	1,292,132	1,419,406	3,573,499	4,144,168

Costs and expenses:
Cost of care	480,243	569,306	1,410,403	1,634,624
Cost of goods sold	509,673	543,682	1,362,062	1,648,670
Direct service costs and other operating expenses (1)(2)(3)	229,094	227,372	635,627	680,230
Depreciation and amortization	26,885	28,189	77,472	82,896
Interest expense	3,038	7,663	6,780	16,711
Interest and other income	(741)	(1,781)	(2,116)	(3,801)
Total costs and expenses	1,248,192	1,374,431	3,490,228	4,059,330
Income before income taxes	43,940	44,975	83,271	84,838
Provision for income taxes	18,631	11,739	43,259	29,206
Net income	25,309	33,236	40,012	55,632
Less: net (loss) income attributable to non-controlling interest	(200)	785	(2,692)	(66)
Net income attributable to Magellan	$25,509	$32,451	$42,704	$55,698

Weighted average number of common shares outstanding — basic	23,052	23,282	23,394	23,135
Weighted average number of common shares outstanding — diluted (4)	24,009	24,563	24,382	24,241

Net income per common share attributable to Magellan — basic	$1.11	$1.39	$1.83	$2.41
Net income per common share attributable to Magellan — diluted	$1.06	$1.32	$1.75	$2.30

Net income	$25,309	$33,236	$40,012	$55,632
Other comprehensive income:
Unrealized (loss) gains on available-for-sale securities (5)	(127)	26	109	27
Comprehensive income	25,182	33,262	40,121	55,659
Less: comprehensive (loss) income attributable to non-controlling interest	(200)	785	(2,692)	(66)
Comprehensive income attributable to Magellan	$25,382	$32,477	$42,813	$55,725

(1)

Includes stock compensation expense of $9,176 and $10,323 for the three months ended September 30, 2016 and 2017, respectively, and $27,573 and $31,834 for the nine months ended September 30, 2016 and 2017, respectively.

(2)

Includes changes in fair value of contingent consideration of $313 and $(834) for the three months ended September 30, 2016 and 2017, respectively, and $510 and $(631) for the nine months ended September 30, 2016 and 2017, respectively.

(3)	Includes impairment of intangible assets of $0 and $4,800 for the three and nine months ended September 30, 2016.
(4)

During 2016, the Company early adopted ASU 2016-09. As a result, the common stock equivalents and diluted weighted average common shares outstanding as of September 30, 2016 have been adjusted. There was no impact to net income per common share – diluted.

(5)

Net of income tax (benefit) provision of $(78) and $16 for the three months ended September 30, 2016 and 2017, respectively, and $68 and $18 for the nine months ended September 30, 2016 and 2017, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2016	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$40,012	$55,632
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	77,472	82,896
Non-cash impairment of intangible assets	4,800	-
Non-cash interest expense	385	3,120
Non-cash stock compensation expense	27,573	31,834
Non-cash income tax provision (benefit)	2,998	(2,160)
Non-cash amortization on investments	4,224	3,052
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(31,926)	(13,539)
Pharmaceutical inventory	(10,425)	9,609
Other assets	(72,374)	(15,481)
Accounts payable and accrued liabilities	23,870	(70,006)
Medical claims payable and other medical liabilities	(18,017)	25,578
Contingent consideration	(50,591)	(631)
Tax contingencies	(111)	158
Deferred credits and other long-term liabilities	(5,393)	2,408
Other	(57)	210
Net cash (used in) provided by operating activities	(7,560)	112,680

Cash flows from investing activities:
Capital expenditures	(44,345)	(42,703)
Acquisitions and investments in businesses, net of cash acquired	(126,931)	(3,200)
Purchase of investments	(365,521)	(341,280)
Maturity of investments	373,694	320,045
Net cash used in investing activities	(163,103)	(67,138)

Cash flows from financing activities:
Proceeds from issuance of debt	290,000	949,239
Payments to acquire treasury stock	(106,806)	(15,457)
Proceeds from exercise of stock options and warrants	10,933	28,328
Payments on debt and capital lease obligations	(13,569)	(798,359)
Payments on contingent consideration	(40,559)	(1,032)
Other	1,274	(8,005)
Net cash provided by financing activities	141,273	154,714

Net (decrease) increase in cash and cash equivalents	(29,390)	200,256
Cash and cash equivalents at beginning of period	249,029	304,508
Cash and cash equivalents at end of period	$219,639	$504,764

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Healthcare
Managed care and other revenue	$690,572	$769,451	$1,947,470	$2,190,097
Cost of care	(480,243)	(569,306)	(1,410,403)	(1,634,624)
Direct service costs and other	(152,992)	(143,550)	(418,574)	(428,432)
Stock compensation expense (1)	2,267	2,623	6,737	8,388
Changes in fair value of contingent consideration (1)	313	(834)	383	(631)
Impairment of intangible assets (1)	-	-	4,800	-
Less: non-controlling interest segment profit (loss) (2)	(189)	789	(1,325)	(56)
Healthcare segment profit	60,106	57,595	131,738	134,854

Pharmacy Management
Managed care and other revenue	61,106	65,131	180,658	195,970
PBM and dispensing revenue	570,231	618,178	1,535,864	1,856,856
Cost of goods sold	(538,113)	(575,327)	(1,448,699)	(1,742,610)
Direct service costs and other	(66,475)	(74,976)	(191,402)	(225,782)
Stock compensation expense (1)	5,368	5,680	16,338	17,094
Changes in fair value of contingent consideration (1)	-	-	127	-
Pharmacy Management segment profit	32,117	38,686	92,886	101,528

Corporate and Elimination (3)
Managed care and other revenue	(89)	(224)	(217)	(670)
PBM and dispensing revenue	(29,688)	(33,130)	(90,276)	(98,085)
Cost of goods sold	28,440	31,645	86,637	93,940
Direct service costs and other	(9,627)	(8,846)	(25,651)	(26,016)
Stock compensation expense (1)	1,541	2,020	4,498	6,352
Less: non-controlling interest segment profit (loss) (2)	(5)	(1)	(16)	(3)
Corporate and Elimination	(9,418)	(8,534)	(24,993)	(24,476)

Consolidated
Managed care and other revenue	751,589	834,358	2,127,911	2,385,397
PBM and dispensing revenue	540,543	585,048	1,445,588	1,758,771
Cost of care	(480,243)	(569,306)	(1,410,403)	(1,634,624)
Cost of goods sold	(509,673)	(543,682)	(1,362,062)	(1,648,670)
Direct service costs and other	(229,094)	(227,372)	(635,627)	(680,230)
Stock compensation expense (1)	9,176	10,323	27,573	31,834
Changes in fair value of contingent consideration (1)	313	(834)	510	(631)
Impairment of intangible assets (1)	-	-	4,800	-
Less: non-controlling interest segment profit (loss) (2)	(194)	788	(1,341)	(59)
Consolidated segment profit	$82,805	$87,747	$199,631	$211,906

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$43,940	$44,975	$83,271	$84,838
Stock compensation expense	9,176	10,323	27,573	31,834
Changes in fair value of contingent consideration	313	(834)	510	(631)
Impairment of intangible assets	-	-	4,800	-
Non-controlling interest segment (profit) loss	194	(788)	1,341	59
Depreciation and amortization	26,885	28,189	77,472	82,896
Interest expense	3,038	7,663	6,780	16,711
Interest and other income	(741)	(1,781)	(2,116)	(3,801)
Segment profit	$82,805	$87,747	$199,631	$211,906

(1)

Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)	The non-controlling portion of AlphaCare's segment profit (loss) is excluded from the computation of segment profit.
(3)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income attributable to Magellan	$25,509	$32,451	$42,704	$55,698
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	5,105	4,960	14,217	14,718
Changes in fair value of contingent consideration	313	(834)	510	(631)
Amortization of acquired intangibles	6,649	8,424	17,938	25,189
Impairment of intangible assets, net of non-controlling interest	-	-	3,936	-
Tax impact	(4,254)	(4,605)	(12,203)	(14,372)
Adjusted net income	$33,322	$40,396	$67,102	$80,602

Net income per common share attributable to Magellan —Diluted	$1.06	$1.32	$1.75	$2.30
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.22	0.20	0.59	0.61
Changes in fair value of contingent consideration	0.01	(0.03)	0.02	(0.03)
Amortization of acquired intangibles	0.28	0.34	0.74	1.04
Impairment of intangible assets, net of non-controlling interest	-	-	0.16	-
Tax impact	(0.18)	(0.19)	(0.50)	(0.59)
Adjusted earnings per share	$1.39	$1.64	$2.76	$3.33

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2017 GUIDANCE

(In millions, except per share amounts)

	PREVIOUS GUIDANCE		CURRENT GUIDANCE (1)
	Low	High	Low	High
Net revenue	$5,795.0	$6,095.0	$5,750.0	$5,850.0
Income before income taxes	149.0	189.0	143.0	157.0
Net income	90.0	114.0	100.0	110.0
Segment profit (2)	329.0	349.0	320.0	330.0
Adjusted net income (2)	123.0	145.0	133.0	143.0
Cash flow from operations	150.0	182.0	210.0	230.0
Per share results:
Earnings per share (3)	3.72	4.71	4.10	4.51
Adjusted earnings per share (2)(3)	5.08	5.99	5.45	5.86

(1)	Includes two months of Senior Whole Health's results.
(2)	Refer to the Reconciliation of GAAP to Non-GAAP measures table.
(3)	Based on average fully diluted shares of 24.2 million and 24.4 million for previous guidance and current guidance, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2017 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	PREVIOUS GUIDANCE		CURRENT GUIDANCE (1)
	Low	High	Low	High
Net income attributable to Magellan	$90.0	$114.0	$100.0	$110.0
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	16.7	16.7	16.5	16.5
Changes in fair value of contingent consideration	2.0	-	-	-
Amortization of acquired intangibles	34.0	34.0	35.5	35.5
Tax impact	(19.7)	(19.7)	(19.0)	(19.0)
Adjusted net income	$123.0	$145.0	$133.0	$143.0

Net income per common share attributable to Magellan —Diluted	$3.72	$4.71	$4.10	$4.51
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.69	0.69	0.68	0.68
Changes in fair value of contingent consideration	0.08	-	-	-
Amortization of acquired intangibles	1.40	1.40	1.45	1.45
Tax impact	(0.81)	(0.81)	(0.78)	(0.78)
Adjusted earnings per share	$5.08	$5.99	$5.45	$5.86

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$149.0	$189.0	$143.0	$157.0
Stock compensation expense	40.0	36.0	41.0	39.0
Changes in fair value of contingent consideration	2.0	-	-	-
Depreciation and amortization	117.0	113.0	115.0	113.0
Interest expense	23.0	13.0	26.0	26.0
Interest income	(2.0)	(2.0)	(5.0)	(5.0)
Segment profit	$329.0	$349.0	$320.0	$330.0

(1)	Includes two months of Senior Whole Health's results.